Exhibit 99.1

Healthy Choice Wellness Corp. Strengthens Balance Sheet Through Market Price Debt-for-Equity Conversion

HOLLYWOOD, FL, March ___, 2025 — Healthy Choice Wellness Corp. (NYSE-AM: HCWC) today announced that existing lenders have converted $450,000 of outstanding debt into shares of the Company’s Class A common stock. This transaction strengthens the Company’s balance sheet and reduces its debt burden.

Jeffrey Holman, Chief Executive Officer of HCWC, said, “We are very pleased that lenders have shown their confidence in HCWC by converting a portion of their debt to equity at the current market price, without any discounts or warrants. This debt conversion bolsters our balance sheet and is a positive next step towards continued growth and success.”

About Healthy Choice Wellness Corp.

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, an organic and health food and vitamin store in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries and bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products. (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia (www.ellwoodthompsons.com).

●	GreenAcres Market, an organic and natural health food and vitamin chain with five store locations in Kansas and Oklahoma. GreenAcres Market is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brand (www.greenacres.com).

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward-looking statements may include, but are not limited to, projections or estimates of revenue, income, or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements. Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.

Contact Information

Healthy Choice Wellness Corp.

3800 North 28th Way, Hollywood, FL 33020

305-600-5004

Email: ir@hcwc.com